EXHIBIT 10.5

STELLENT, INC.
Incentive Stock Option Agreement – Executive Employee
(Under the 2005 Equity Incentive Plan)

Name of Optionee:
No. of Shares Covered:
Date of Grant:
Exercise Price Per Share:
Expiration Date:
Exercise Schedule (Cumulative):

This is an Incentive Stock Option Agreement (the “Agreement”) between Stellent, a Minnesota corporation (the “Company”), and the optionee identified above (the “Optionee”) effective as of the date of grant specified above.

Recitals

WHEREAS, the Company maintains the Stellent, Inc. 2005 Equity Incentive Plan (the “Plan”);

WHEREAS, pursuant to the Plan, the Board of Directors of the Company (the “Board”) or a committee of two or more directors of the Company (the “Committee”) appointed by the Board administers the Plan and has the authority to determine the awards to be granted under the Plan (if the Board has not appointed a committee to administer the Plan, then the Board shall constitute the Committee); and

WHEREAS, the Committee has determined that the Optionee is eligible to receive an award under the Plan in the form of an incentive stock option (the “Option”);

NOW, THEREFORE, the Company hereby grants this Option to the Optionee under the terms and conditions as follows.

Terms and Conditions*

1.	Grant. The Optionee is granted this Option to purchase the number of Shares specified at the beginning of this Agreement.

2.	Exercise Price. The price to the Optionee of each Share subject to this Option shall be the exercise price specified at the beginning of this Agreement (which price shall not be less than the Fair Market Value as of the date of grant or, if the Optionee owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock of the Company, 110% of the Fair Market Value as of the date of grant).

3.	Incentive Stock Option. This Option is intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

4.	Exercise Schedule. This Option shall vest and become exercisable as to the number of Shares and on the dates specified in the exercise schedule at the beginning of this Agreement. The exercise schedule shall be cumulative; thus, to the extent this Option has not already been exercised and has not expired, terminated or been cancelled, the Optionee or the person otherwise entitled to exercise this Option as provided herein may at any time, and from time to time, purchase all or any portion of the Shares then purchasable under the exercise schedule.

This Option may also be exercised in full (notwithstanding the exercise schedule) under the circumstances described in Section 8 of this Agreement if it has not expired prior thereto.

5.	Expiration. This Option shall expire at 5:00 p.m. Central Time on the earliest of:

(a)	The expiration date specified at the beginning of this Agreement (which date shall not be later than ten years after the date of grant or, if the Optionee owns or is deemed to own stock possessing more than 10% of the combined voting power of all classes of stock of the Company, five years after the date of grant);

(b)	The expiration of the period after the termination of employment of the Optionee within which the Option can be exercised (as specified in Section 7 of this Agreement), provided that the Committee may extend any such period following the termination of employment during which the Option can be exercised;

(c)	Termination of the Optionee’s employment for Cause. “Cause” shall be deemed to exist upon (i) an act or acts of dishonesty undertaken by Optionee and intended to result in substantial gain or personal enrichment of Optionee at the expense of the Company; (ii) unlawful conduct or gross misconduct that is willful and deliberate on Optionee’s part and that, in either event, is materially injurious to the Company; (iii) the conviction of Optionee of a felony; or (iv) material breach by Optionee of any terms and conditions of any employment or non-competition/non-solicitation agreement between the Optionee and the Company not caused by the Company, which breach has not been cured by Optionee within ten days after written notice thereof to Optionee from the Company; or

(d)	The date (if any) fixed for cancellation pursuant to Section 17 of the Plan.

In no event may anyone exercise this Option, in whole or in part, after it has expired, notwithstanding any other provision of this Agreement.

6.	Procedure to Exercise Option.

Notice of Exercise. This Option may be exercised by delivering written notice of exercise to the Company at the principal executive office of the Company, to the attention of the Company’s Treasurer, in the form attached to this Agreement. The notice shall state the number of Shares to be purchased, and shall be signed by the person exercising this Option. If the person exercising this Option is not the Optionee, he/she also must submit appropriate proof of his/her right to exercise this Option.

Tender of Payment. Upon giving notice of any exercise hereunder, the Optionee shall provide for payment of the purchase price of the Shares being purchased through one or a combination of the following methods:

(a)	Cash (including check, bank draft or money order);

(b)	To the extent permitted by law, through a broker-assisted cashless exercise in which the Optionee simultaneously exercises the Option and sells all or a portion of the Shares thereby acquired pursuant to a brokerage or similar relationship and uses the proceeds from such sale to pay the purchase price of such Shares;

(c)	By delivery to the Company of unencumbered Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price of such Shares; or

(d)	By authorizing the Company to retain, from the total number of Shares as to which the Option is exercised, that number of Shares having a Fair Market Value on the date of exercise equal to the purchase price for the total number of Shares as to which the Option is exercised.

Notwithstanding the foregoing, the Optionee shall not be permitted to pay any portion of the purchase price with Shares, or by authorizing the Company to retain Shares upon exercise of the Option, if the Committee, in its sole discretion, determines that payment in such manner is undesirable.

Delivery of Certificates. As soon as practicable after the Company receives the notice and purchase price provided for above, it shall deliver to the person exercising this Option, in the name of such person, a certificate or certificates representing the Shares being purchased. The Company shall pay any original issue or transfer taxes with respect to the issue or transfer of the Shares and all fees and expenses incurred by it in connection therewith. All Shares so issued shall be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, no certificate for Shares distributable under the Plan shall be issued and delivered unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act.

7.	Employment Requirement. This Option may be exercised only while the Optionee remains employed with the Company or a parent or subsidiary thereof, and only if the Optionee has been continuously so employed since the date of this Agreement; provided that:

(a)	This Option may be exercised for three months following the day the Optionee’s employment by the Company ceases if such cessation of employment is for a reason other than death or disability, but only to the extent that it was exercisable immediately prior to termination of employment, provided that if termination of the Optionee’s employment shall have been for Cause, the Option shall expire, and all rights to purchase Shares hereunder shall terminate, immediately upon such termination.

(b)	This Option may be exercised within one year after the Optionee’s employment by the Company ceases if such cessation of employment is because of death or disability of the Optionee, but only to the extent it was exercisable immediately prior to cessation of employment.

(c)	If the Optionee’s employment terminates after a declaration made pursuant to Section 17 of the Plan in connection with Fundamental Change , the Option may be exercised at any time permitted by such declaration.

Notwithstanding the above, the Option may not be exercised after it has expired.

8.	Acceleration of Vesting.

In the event of a Fundamental Change the Committee may, but shall not be obligated to:

(a)	if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of this Option by the substitution for this Option of options or voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

(b)	at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to the Optionee of the declaration, that this Option, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of, the Fundamental Change (unless it shall have been exercised prior to the occurrence of the Fundamental Change). In connection with any such declaration, the Committee may, but shall not be obligated to, cause payment to be made to the Optionee of cash equal to, for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value per Share exceeds the exercise price per Share covered by this Option. At the time of any such declaration, this Option shall immediately become exercisable in full and the Optionee shall have the right, during the period preceding the time of cancellation of this Option, to exercise this Option as to all or any part of the Shares covered by this Option. In the event of a declaration pursuant to this subsection, to the extent this Option has not been exercised prior to the Fundamental Change, the unexercised part of this Option shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration. Notwithstanding the foregoing, the holder of this Option shall not be entitled to the payment provided for in this subsection if this Option shall have expired pursuant to Section 5 above or been cancelled. For purposes of this subsection only, “Fair Market Value” per Share has the meaning set forth in Section 17 of the Plan.

Change in Control. In the event of (i) a Change in Control and (ii) the Optionee’s employment with the Company or its successor is terminated by the Company or its successor within one year after consummation of the Change in Control transaction, then, without any action by the Committee or the Board, or their successors, this Option, or any option issued in substitution for this Option in the Change in Control transaction, to the extent not already exercised in full or otherwise terminated, expired or cancelled, shall become immediately exercisable in full.

Discretionary Acceleration. Notwithstanding any other provisions of this Agreement to the contrary, the Committee may, in its sole discretion, declare at any time that the Option shall be immediately exercisable.

9.	Limitation on Transfer. During the lifetime of the Optionee, only the Optionee or his/her guardian or legal representative may exercise the Option. The Option may not be assigned or transferred by the Optionee otherwise than by will or the laws of descent and distribution.

10.	No Shareholder Rights Before Exercise. No person shall have any of the rights of a shareholder of the Company with respect to any Share subject to the Option until the Share actually is issued to him/her upon exercise of the Option.

11. Lock-Up Period.

(a)	The Optionee agrees that the Optionee will not offer, pledge, sell, contract to sell, sell any option, sell any contract to purchase, purchase any option, purchase any contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares (or any other Company securities) or enter into any swap, hedging, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares (or any other Company securities) held by the Optionee (other than those included in the registration) for a period specified by the representative of the underwriters of Stock (or any other Company securities) not to exceed 90 days (180 days in the case of an initial public offering) after the effective date of any Company registration statement filed under the Securities Act.

(b)	The Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter to the extent that such agreements are consistent with the foregoing or that are necessary to give further effect to the provisions set forth in Section 11(a). In addition, if requested by the Company or the representative of the underwriters of Stock (or any other Company securities), the Optionee will provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act.

(c)	The obligations described in this Section 11 will not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Stock (or any other Company securities) subject to the foregoing restriction until the end of such 90-day or 180-day period, as applicable.

12.	Discretionary Adjustment. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company, the Committee (or if the Company does not survive any such transaction, a comparable committee of the Board of Directors of the surviving corporation) may, without the consent of the Optionee, make such adjustment as it determines in its discretion to be appropriate as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent dilution or enlargement of rights of the Optionee, the number and kind of securities issuable upon exercise of the Option and the exercise price hereof.

13.	Transfer of Shares — Tax Effects. The Optionee hereby acknowledges that if any Shares received pursuant to the exercise of any portion of the Option are sold within two years from the date of grant or within one year from the effective date of exercise of the Option, or if certain other requirements of the Code are not satisfied, such Shares will be deemed under the Code not to have been acquired by the Optionee pursuant to an “incentive stock option” as defined in the Code; and that the Company shall not be liable to the Optionee in the event the Option for any reason is deemed not to be an “incentive stock option” within the meaning of the Code.

14.	Interpretation of This Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Optionee. If there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

15.	Discontinuance of Employment. This Agreement shall not give the Optionee a right to continued employment with the Company or any parent or subsidiary of the Company, and the Company or any such parent or subsidiary employing the Optionee may terminate his/her employment at any time and otherwise deal with the Optionee without regard to the effect it may have upon him/her under this Agreement.

16.	Option Subject to Plan, Articles of Incorporation and By-Laws. The Optionee acknowledges that the Option and the exercise thereof is subject to the Plan, the Articles of Incorporation, as amended from time to time, and the By-Laws, as amended from time to time, of the Company, and any applicable federal or state laws, rules or regulations.

17.	Obligation to Reserve Sufficient Shares. The Company shall at all times during the term of the Option reserve and keep available a sufficient number of Shares to satisfy this Agreement.

18.	Binding Effect. This Agreement shall be binding in all respects on the heirs, representatives, successors and assigns of the Optionee.

19.	Choice of Law. This Agreement is entered into under the laws of the State of Minnesota and shall be construed and interpreted thereunder (without regard to its conflict of law principles).

IN WITNESS WHEREOF, the Optionee and the Company have executed this Agreement as of the       day of      , 20     .

OPTIONEE

STELLENT, INC.

By

Its

*Unless the context indicates otherwise, terms that are not defined in this Agreement shall have the meaning set forth in the Plan as it currently exists or as it is amended in the future.